UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement
PHI, Inc.

(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2009
INFORMATION STATEMENT
ELECTION OF DIRECTORS
STOCK OWNERSHIP
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
Summary Compensation Table for Fiscal 2008
Grants of Plan-Based Awards in Fiscal 2008
Outstanding Equity Awards at December 31, 2008
Option Exercises and Stock Vested
Nonqualified Deferred Compensation
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS

PHI, Inc.
 2001 SE Evangeline Thruway
Lafayette, Louisiana 70508

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2009

To the Holders of Voting Common Stock of PHI, Inc.:

The 2009 Annual Meeting of Stockholders of PHI, Inc. (“PHI”) will be held at Lafayette Hilton & Towers (Cedar Room), 1521 West Pinhook Road, Lafayette, Louisiana, on Tuesday, May 5, 2009, at 8:00 a.m., local time, to:

1. Elect directors.

2. Ratify the appointment of Deloitte & Touche as PHI’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3. Transact such other business as may properly be brought before the meeting or any adjournments thereof.

Holders of record of PHI’s voting common stock at the close of business on April 8, 2009 are entitled to notice of and to vote at the meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Michael J. McCann
Secretary

Lafayette, Louisiana
April 15, 2009

Important Notice Regarding the Availability of materials for the Annual Meeting to be held on May 5, 2009: The Company’s Information Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2008 are available at www.proxydocs.com/phii.

PHI, Inc.
 2001 SE Evangeline Thruway
Lafayette, Louisiana 70508

INFORMATION STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

May 5, 2009

This Information Statement is furnished to holders of voting common stock (“Voting Stock”) of PHI, Inc. (“PHI” or “the Company”) at the direction of its Board of Directors (the “Board”) in connection with the Annual Meeting of Stockholders of PHI (the “Meeting”) to be held on May 5, 2009, at the time and place set forth in the accompanying notice and at any adjournments thereof.

Holders of record of Voting Stock at the close of business on April 8, 2009 are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,852,616 shares of Voting Stock, each of which is entitled to one vote, and 12,448,992 shares of non-voting common stock, none of which are entitled to vote.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being mailed to stockholders on or about April 15, 2009. The cost of preparing and mailing the statement will be borne by PHI. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and PHI will, upon request, reimburse them for their expenses in so doing.

ELECTION OF DIRECTORS

Our Amended and Restated By-Laws (the “By-laws”) establish the number of directors constituting the Board and to be elected at the Meeting at six. Al A. Gonsoulin, our Chairman of the Board and Chief Executive Officer, holds more than a majority of PHI’s outstanding Voting Stock, and his vote alone is sufficient to decide all matters to be voted on at the Meeting. Mr. Gonsoulin has informed PHI that he intends to vote all of his shares for (i) the election of the six persons identified below who have been nominated to serve on our Board; and (ii) ratifying the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2009. As a result, the outcome of those votes is assured, no matter how the other holders of Voting Stock vote their shares. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, or is unwilling to serve, the By-laws provide that the number of authorized directors will be reduced automatically by the number of such nominees unless the Board by a majority vote of the entire Board selects an additional nominee.

Nomination of Directors

The Board does not have a nominating committee or other committee performing similar functions. The Marketplace Rules of the NASDAQ Stock Market (“NASDAQ ‘”) provide that a “controlled company” is exempt from having its director nominees selected by a nominating committee. A controlled company is defined, in part, as a company of which more than 50% of the voting power is held by an individual. As Mr. Gonsoulin owns over 50% of the Company’s Voting Stock, PHI is a “controlled company” within the definition of the NASDAQ Marketplace Rules, and the Board believes that it is appropriate for PHI not to have a nominating committee. The full Board does, however, approve all nominees, and a stockholder who wishes for the Board to consider an individual as a director nominee should communicate that desire in writing to the Chairman of the Board at the Company’s address. Similarly, a stockholder who wishes to communicate with the Board on any other subject should direct such communication to the Secretary of the Company at the Company’s address. The Secretary will be responsible for disseminating all such communications to the Board, or to a specific member of the Board, as appropriate, depending on the facts described in such communication.

In addition to suggesting candidates to the Board, stockholders may nominate candidates directly by following the Board nomination procedure set forth in the By-laws. Under this procedure, a stockholder wishing to make a nomination must provide written notice to the Company’s Secretary containing all information about the proposed nominee required by Regulation 14A under the Securities Exchange Act of 1934, including his or her name, age, business and residence address, principal occupation or employment, class and number of shares beneficially owned and entitled to vote at the meeting, and such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected. Also, the stockholder must include his or her own name, address, and class and number of shares beneficially owned and entitled to vote at the meeting. Upon receipt of a stockholder’s nomination, our Secretary will appoint two independent inspectors to determine whether these procedures were satisfied. To be timely, a stockholder’s notice must be addressed to the Secretary, and delivered to us, or mailed and received by us not less than 45 nor more than 90 days before the meeting. If we provide less than 55 days notice of the meeting, that deadline is extended until the close of business on the 10th day following the date notice was given.

Our Board identifies potential nominees for director, other than current directors standing for re-election, through business and other contacts. Our Board does not have a formal policy with regard to the consideration of director candidates nominated by our other stockholders. Our Board primarily considers a nominee’s business experience, career positions held and particular areas of expertise. There is no difference in the manner in which the Board evaluates nominees for director based on whether the nominee is recommended by a stockholder or by a member of our Board.

Information about Directors

The following table sets forth certain information as of April 2, 2009, with respect to each candidate nominated by the Board, and our executive officers. All director nominees were recommended by our Chairman of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. Our Board has determined, using criteria established by NASDAQ and the Securities and Exchange Commission (the “SEC”), that each director nominee other than Messrs. Bospflug and Gonsoulin is independent.

		Year First
		Became a
		Director or
Name and Age	Principal Occupation or Position	Executive Officer

Directors and Nominees
Al A. Gonsoulin, 66	Chairman of the Board and Chief Executive Officer of PHI(1)	2001
Lance F. Bospflug, 54	Chief Operating Officer of PHI(2)	2001
Arthur J. Breault, Jr., 69	Tax lawyer and consultant(3)	1999
C. Russell Luigs, 76	Consultant(4)	2002
Richard H. Matzke, 72	Consultant(5)	2002
Thomas H. Murphy, 54	Member, Murco Oil & Gas, LLC (oil & gas production and investments)(6)	1999
Executive Officers
Michael J. McCann, 61	Chief Financial Officer and Secretary(7)	1998
Richard A. Rovinelli, 61	Chief Administrative Officer and Director of Human Resources(8)	1999
William P. Sorenson, 60	Director, Corporate Business Development(9)	1999

(1)	For more than five years, until December 31, 2001, Mr. Gonsoulin was President of the Sea Mar division of Nabors Industries. He acquired a controlling interest in PHI in September 2001, and shortly thereafter became Chairman of PHI’s Board. He was appointed Chief Executive Officer of PHI following Mr. Bospflug’s resignation in May 2004.

(2)	Mr. Bospflug joined PHI in September 2000 as President and was appointed Chief Executive Officer in August 2001. Before joining PHI he was Chief Financial Officer, and from 1999 to 2000 Chief Executive Officer, of T.L. James & Company, Inc. Mr. Bospflug resigned as President and Chief Executive Officer of PHI in May

2004, and was self-employed until August 2008 when he was employed by PHI for special projects, reporting directly to Mr. Gonsoulin. Effective, February 23, 2009, PHI appointed Mr. Bospflug as Chief Operating Officer.

(3)	For more than 16 years until 1997, when he retired, Mr. Breault was a partner in Deloitte & Touche LLP, concentrating in tax matters.

(4)	Mr. Luigs retired from GlobalSantaFe, Inc. (formerly Global Marine, Inc.) in September 2002. He was President and Chief Executive Officer of Global Marine from the time he joined that company in 1977 until 1998. He was also Chairman of the Board of Global Marine from 1982 until 1999, and Chairman of the Executive Committee of the Board of Global Marine from 1999 until its merger with Santa Fe International Corporation in 2001. He continued as a Director of GlobalSantaFe until May 2005.

(5)	Mr. Matzke retired from ChevronTexaco, Inc. in February 2002, where he had served as Vice Chairman of the Board since January 2000 and as a member of the Board of Directors since 1997. From November 1989 through December 1999, Mr. Matzke served as President of Chevron Overseas Petroleum Inc., where he was responsible for directing Chevron’s oil exploration and production activities outside of North America. Mr. Matzke was employed by Chevron Corporation and its predecessors and affiliates from 1961 through his retirement in 2002.

(6)	For the last nine years, Mr. Murphy has been a member and co-owner of Murco Oil and Gas, LLC.

(7)	Mr. McCann has served as Chief Financial Officer since November 1998 and our Secretary since March 2002. He previously served as our Treasurer from November 1998 to May 2007. From January 1998 to October 1998, he was the Chief Financial Officer for Global Industries Ltd. and Chief Administrative Officer from July 1996 to January 1998. Prior to that, he was Chief Financial Officer for Sub Sea International, Inc. Mr. McCann is a Certified Public Accountant.

(8)	Mr. Rovinelli joined us in February 1999 as Director of Human Resources and became our Chief Administrative Officer in December 1999. Mr. Rovinelli previously served as Manager, Human Resources for Arco Alaska, Inc., Headquarters Staff Manager, Human Resource Services, Arco Oil and Gas Company, as well as numerous other positions within Arco.

(9)	Mr. Sorenson became our Director of Corporate Business Development in April 2007. He previously served as Director of Marketing and Planning from February 2002 to April 2007, and as Director of International, Aeromedical, and Technical Services from January 2001 to February 2002. He served as our Director of Corporate Marketing/New Business from February 1999 to January 2001 after serving as General Manager of Aeromedical Services from November 1995 to February 1999.

Meetings of the Board

During the year ended December 31, 2008, the Board held four meetings. Each incumbent director attended at least 75% of the aggregate number of Board and Committee meetings of which he was a member.

The Board does not have a policy regarding Board member attendance at the annual stockholders meeting, but such meeting is normally held in conjunction with a regularly scheduled Board meeting in order to make attendance at both convenient. All Board members attended the 2008 annual meeting.

Board Committees

Our Board has an Audit Committee, whose current members are Messrs. Breault, Luigs, Matzke and Murphy (Chairman). This committee, which held four meetings during 2008, is responsible for performing the responsibilities described in the Audit Committee Charter.

Because PHI is a “controlled company” within the definition of the NASDAQ Marketplace Rules, it is not required to have a compensation committee. Nevertheless, our Board has a Compensation Committee, whose current members are Messrs. Breault (Chairman), Luigs, Matzke, and Murphy. This committee met four times during 2008.

The Audit Committee and Compensation Committee charters can be found at this web site: www.phihelico.com.

For the reasons discussed above under the caption “Nomination of Directors,” the Board does not have a nominating committee.

Director Compensation

During 2008, each director other than Mr. Gonsoulin received an annual retainer of $50,000. Additionally, each such director received a meeting fee of $3,000 for each Board or Committee meeting attended in person and $1,000 for each meeting attended by telephone. Committee chairs received an additional $1,000 per meeting. Director compensation is determined by reviewing compensation levels at similar size companies. For 2009, the committee meeting fee will be $5,000, board meeting fee $8,000 and Committee chair fee $2,000 per meeting attended.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2008.

	Fees earned or	All Other
	paid in cash	Compensation	Total
Name(1)	($)	($)	($)

Lance F. Bospflug(2)	56,167	170,928 (3)	227,095
Arthur J. Breault, Jr.	90,000	0	90,000
C. Russell Luigs	86,000	0	86,000
Richard H. Matzke	86,000	0	86,000
Thomas H. Murphy	90,000	0	90,000

(1)	Al A. Gonsoulin, the Company’s Chairman of the Board and Chief Executive Officer is not included in this table as he is an employee of the Company and receives no compensation for his service as a director.

(2)	Lance F. Bospflug was employed by the Company, effective, August 1, 2008 and received no board fees following his employment.

(3)	Represents Mr. Bospflug’s salary and amounts earned under the executive incentive compensation plan with respect to 2008, from his employment date of August 1, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely on a review of copies of such forms, or written representations that no filings were required, we believe that all reports were filed on a timely basis during fiscal 2008.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI common stock as of April 1, 2009 held by (a) each director and nominee for director of PHI, (b) each executive officer identified below under “Named Executive Officers” and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the SEC. Unless otherwise indicated, the securities shown are held with sole voting and investment power, and are not pledged.

		Amount and Nature
	Class of PHI	of Beneficial	Percent
Name of Beneficial Owner	Common Stock	Ownership(1)	of Class

Directors and Nominees
Al A. Gonsoulin	Voting	1,500,580	52.6%
	Non-Voting	530,000	4.3%
Lance F. Bospflug	Voting	0	*
	Non-Voting	0	*
Arthur J. Breault, Jr.	Voting	0	*
	Non-Voting	5,060	*
C. Russell Luigs	Voting	10,000	*
	Non-Voting	10,000	*
Richard H. Matzke	Voting	0	*
	Non-Voting	0	*
Thomas H. Murphy	Voting	6,000	*
	Non-Voting	8,000	*
Named Executive Officers(1)
Michael J. McCann	Voting	0	*
	Non-Voting	0	*
Richard A. Rovinelli	Voting	0	*
	Non-Voting	0	*
William P. Sorenson	Voting	0	*
	Non-Voting	0	*
All directors and executive officers as a group (9 persons)	Voting	1,516,580	53.2%
	Non-Voting	553,060	4.4%

*	Less than one percent.

(1)	Information on Mr. Gonsoulin’s ownership is included under “Directors and Nominees” above.

Stock Ownership of Certain Beneficial Owners

The following table shows the number of shares of PHI voting and non-voting common stock beneficially owned as of April 1, 2009 by persons known by us to beneficially own more than 5% of the outstanding shares of PHI’s voting or non-voting common stock, determined in accordance with Rule 13d-3 of the SEC. The information in the table is based on a review of such holders’ filings of Schedules 13D and 13G and Form 13F with the SEC. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

		Amount and Nature
	Class of PHI Common	of Beneficial		Percent
Name and Address of Beneficial Owner	Stock	Ownership		of Class

Al A. Gonsoulin
2001 S.E. Evangeline Thruway	Voting	1,500,580		52.6%
Lafayette, Louisiana 70508	Non-Voting	530,000		4.3%
Wells Fargo & Company
420 Montgomery Street	Voting	224,223	(1)	7.86%
San Francisco, CA 94104	Non-Voting	0		*
Wells Capital Management Incorporated
525 Market Street	Voting	205,050	(2)	7.19%
San Francisco, CA 94105	Non-Voting	1,098,929		8.83%
Barclays Global Investors AG
Apiansrasse 6 D-85774	Voting	0		*
Unterfohring, Germany	Non-Voting	827,420		6.65%
St. Dennis J. Villere & Company, L.L.C.
601 Poydras St., Suite 1808	Voting	243,169	(3)	8.52%
New Orleans, Louisiana 70130	Non-Voting	1,399,899	(4)	11.25%
Kensico Capital Management Corporation
55 Railroad Avenue, 2nd Floor	Voting	252,326		8.85%
Greenwich, CT 06830	Non-Voting	39,940		*
Woodbourne Partners, L.P.
200 N. Broadway, Suite 825	Voting	223,765	(5)	7.84%
St. Louis, Missouri	Non-Voting	0		*
Baron Investment Funds Trust
767 Fifth Avenue	Voting	0		*
New York, NY	Non-Voting	1,357,500		10.90%
Dimensional Fund Advisors LP
1299 Ocean Avenue	Voting	0		*
Santa Monica, CA 90401	Non-Voting	958,012		7.7%
Franklin Resources, Inc.
One Franklin Parkway	Voting	95,100		*
San Mateo, CA 94403	Non-Voting	970,499		7.80%

*	Less than five percent.

(1)	Wells Fargo & Company has sole voting power with respect to 221,233 of these shares and sole investment power with respect to 209,623 of these shares.

(2)	Wells Capital Management Incorporated has sole voting power with respect to 73,990 of these shares and sole investment power with respect to 205,050 shares.

(3)	St. Denis J. Villere & Company has shared voting and investment power with respect to all of these shares with its clients as an investment advisor.

(4)	St. Denis J. Villere & Company has shared investment power with respect to 1,290,699 of these shares with its clients as investment advisor and sole investment power with respect to the remaining 109,200 shares.

(5)	John D. Weil, the president, sole director and sole stockholder of Clayton Management Company, the general partner of Woodbourne Partners, L.P., has sole voting and investment power with respect to these shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The objective of our executive compensation policy is to:

•	Produce long-term success for our stockholders

•	Align executive incentive compensation with the company’s annual and long-term goals

•	Provide competitive compensation and benefits to attract, retain, and motivate top quality executives

These objectives strive to reward the achievement of goals tailored to the executive’s area of responsibility and recognizes individual leadership.

Compensation for our executive officers includes base salary, an annual incentive bonus opportunity, and a deferred compensation plan. The executives also participate in benefit plans generally available to our other salaried employees, including our 401(k) plan and health, dental, and life insurance.

Process

The executive compensation program is administered by the Compensation Committee of the Board in accordance with the Compensation Committee’s charter.

The Compensation Committee has retained FreeGulliver, LLC (“FreeGulliver”) as an independent compensation consultant regarding executive compensation matters. As an advisor, FreeGulliver is retained directly by the Compensation Committee. All assignments given to FreeGulliver are made by the Compensation Committee, and the Compensation Committee has the ability to terminate FreeGulliver’s services at any time.

The Compensation Committee retained FreeGulliver to provide the following compensation consulting services on an ongoing basis:

•	Provide peer group compensation data to assist the Committee in establishing executive compensation

•	Assist in the formulation of annual incentive-based awards

•	Make recommendations regarding competitive compensation levels

•	Facilitate a leadership succession process

The Compensation Committee relies on Watson Wyatt surveys and peer group data for competitive compensation analysis, which is compiled for the Compensation Committee by FreeGulliver. The consultants at FreeGulliver provide a comparison of our executive compensation with a peer group made up of four companies in related industries, and a larger survey of service companies with similar revenues, number of employees or geographical location. The comparison also considers the scope and nature of managerial responsibility and reporting relationships. In the fourth quarter of each year, the Compensation Committee reviews the comparison data and recommends salary rates for the upcoming year. Based on this data, the Compensation Committee established its 2008 target salary levels at approximately the 60th percentile of companies in these peer groups in accordance with recommendations provided by FreeGulliver.

The peer group used in the compensation analysis discussed above is Bristow Group, Inc., Seacor Holdings, Inc., Air Methods Corporation, and CHC Helicopter Corporation.

The Compensation Committee believes that its selected salary target level is consistent with our philosophy of providing compensation that is competitive with companies that could attract our executives. The Compensation Committee also established annual incentive bonus target opportunities, discussed below, as a percentage of base salary.

The Compensation Committee reviews and approves all compensation targets and payments for our executive officers. Except with respect to his own compensation, the CEO may make adjustments to the compensation based on an individual’s performance and contributions to the Company’s performance, subject to reporting any such adjustments to the Compensation Committee. The compensation of the CEO is determined by the Compensation Committee.

Elements of Executive Compensation

Our executive total compensation is a mix of base salary, annual incentive compensation, and employee benefits. It is the objective of this mix of components to instill in our executives the importance of achieving our business goals and thereby increase stockholder value.

Salary.  Salary is based generally upon the level of responsibility of each executive officer and the individual’s prior performance. Salary levels are generally targeted at the 60th percentile of salaries paid by companies with similar revenues and similar numbers of employees that are included in the broad Watson Wyatt surveys. The Committee also considers the salary levels of the peer group companies as support for its decisions on salary. Base salaries are approved by the Committee after consideration of the data described above and the recommendation of FreeGulliver. Base salary also provides the foundation upon which incentive opportunities are established.

Annual Incentive Compensation.  The Committee approved a Senior Management Bonus Plan (the “Annual Incentive Plan” or “AIP”) in calendar year 2004, in which the Company’s executive officers participate. As implemented by the Committee, the annual incentive opportunities are based on the position and scope of responsibilities of the executive. This is used to provide a targeted percentage of base salary that may be awarded in the form of an incentive bonus at three levels — a threshold, a business plan, and a stretch level — based upon achieving financial targets. In 2008, the Committee modified the AIP for fiscal 2008 and forward to include adjustments to the calculated bonus levels if targeted safety goals are not met. The potential award for the CEO ranged from 0% if “threshold” goals were not met, to 40% for meeting “threshold” objectives, to 70% for meeting “business plan” objectives and 100% for meeting the “stretch” objectives, adjusted either upwards or downwards based on the achievement of safety related targets. The range for our other executive officers was 0% if “threshold” goals were not met, 25% for “threshold” objectives, 45% for “business plan” objectives, and 65% for “stretch” objectives, adjusted either upwards or downwards based on the achievement of certain safety related targets. For 2008, the Compensation Committee set the financial performance objective of pre-tax income excluding gains on aircraft sales at 25% below business plan (“threshold”), business plan level, and 25% above business plan (“stretch target”). For 2008, pre-tax income excluding gains on aircraft sales was approximately 5% above the threshold level, but certain targeted safety goals were not met and, therefore, this resulted in a 70% downward adjustment of the AIP.

With respect to fiscal 2007, the threshold performance target was not met. Nevertheless, the Committee decided to award bonuses to the CEO and other executive officers (along with other senior management members that participate in the plan) at the threshold performance level (i.e. 40% of salary for the CEO and 25% of salary for the other executive officers). In addition, all other eligible employees received a bonus under the Employee Incentive Bonus Plan at the threshold performance level. In reaching this decision, the Committee primarily considered the overall financial performance of the Company, the fact that no incentive compensation had been paid to senior management with respect to fiscal 2006 and the effort contributed by senior management during the last two fiscal years. The Committee concluded that these bonuses were appropriate to reward and retain senior management. The CEO did not make any adjustments to the 2007 bonus amounts for the other executive officers.

With respect to senior management other than the CEO, the CEO can modify the award based upon accomplishment of certain Company financial goals as well as departmental goals and a subjective evaluation of the individual’s contributions to the Company, subject to reporting such adjustments to the Committee.

The AIP provides that one-half of any bonus amount is paid to the executive on or about the end of the first calendar quarter of the calendar year following the year with respect to which the award is determined, with the other half paid equally over the next three years at the anniversary dates of the first payment, assuming the executive’s employment continues; provided that the executive will receive these amounts if he dies, retires or becomes disabled.

Officers’ Deferred Compensation Plan.  Certain highly compensated executives have been approved by the Compensation Committee to participate in the Officers’ Deferred Compensation Plan (“ODP”), which allows the executive to tax-defer up to 25% of base salary and up to 100% of any bonuses and save those amounts for retirement. The Company does not contribute to the ODP, and it is an unfunded, nonqualified deferred compensation plan within the meaning of Sections 2.01(2), 3.01(a)(3) and 401(a)(1) of ERISA. It is maintained, interpreted and administered in accordance with Code Section 409A and applicable regulations and rulings. A separate account is established for each participant’s deferred compensation and is deemed invested in securities chosen by each participant from a list of available investment choices. Accounts are periodically adjusted for gains or losses to reflect the investment performance of the eligible securities and any payments made to a participant under the ODP.

Except as otherwise provided in the ODP, the value of a participant’s account is distributed at a designated future date, or at termination of employment or retirement, in either a single lump sum payment or in annual installments (not to exceed twenty (20) installments), as designated by the participant.

Equity Compensation.  The Company has not issued any stock, options or other stock-based compensation to employees since 2001 and has no current plans to do so.

Benefits.  All executives are eligible for the same insurance and welfare benefits (e.g., Medical Insurance, Dental Insurance, 401(k), Long-term Disability, Life and AD&D Insurance, AFLAC, etc.) as other employees in the Company, except that a newly hired executive is credited with having completed five years of Company service at his/her hire date for the purposes of calculating the amount of vacation days credited each year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2008 with management. Based on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Information Statement on Schedule 14C.

By the members of the Compensation Committee:

Arthur J. Breault, Jr., Chairman
C. Russell Luigs
Richard H. Matzke
Thomas H. Murphy

Summary Compensation Table for Fiscal 2008

The table below summarizes the total compensation paid to or earned by each of our executive officers for the fiscal years ended December 31, 2008, 2007 and 2006. During 2008, we had four executive officers. We have not entered into employment agreements with any of our executive officers.

			Non-equity		All Other
			incentive plan		Compen-
Name and			Compensation	Bonus	sation(3)	Total
Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)	($)

Al A. Gonsoulin	2008	586,731	70,512	0	23,936	681,179
Chairman of the Board and	2007	563,750	0	226,000	23,826	813,576
Chief Executive Officer	2006	500,000	0	0	19,829	519,829
Michael J. McCann	2008	264,029	19,831	0	16,081	299,941
Chief Financial Officer	2007	253,688	0	63,562	15,165	332,415
and Secretary	2006	215,000	0	0	12,609	227,609
Richard A. Rovinelli	2008	234,692	17,628	0	14,421	266,741
Chief Administrative Officer and	2007	225,500	0	56,500	12,905	294,905
Director of Human Resources	2006	199,500	0	0	15,688	215,188
William P. Sorenson	2008	222,958	16,746	0	13,390	253,094
Director, Corporate	2007	214,225	0	53,675	12,318	280,218
Business Development	2006	190,000	0	0	11,793	201,793

(1)	Represents awards under the Annual Incentive Plan, discussed in further detail above under the heading “Annual Incentive Compensation.” Fifty percent of the bonus has been paid and the rest will be paid in three equal installments over the next three years, subject to continuation of employment, or if the executive dies, retires or is permanently disabled.

(2)	For additional information regarding the 2007 Bonus amounts, see the discussion under the heading “Annual Incentive Compensation” in “Compensation Discussion and Analysis” above.

(3)	The amounts shown in this column reflect for each named executive officer:

•	Matching contributions allocated by the Company to each of the named executive officers for the 401(k) Retirement Plan. Includes Mr. Gonsoulin $15,500; Mr. McCann $11,881; Mr. Rovinelli $10,561; and Mr. Sorenson $10,300.

•	The cost to the Company of Term Life and Disability Insurance coverage provided by the Company including the cost of Life Insurance exceeding $50,000.

Grants of Plan-Based Awards in Fiscal 2008

		Estimated future payouts under non-
		equity incentive plan awards(1)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Al A. Gonsoulin	N/A	234,692	410,712	586,731
Michael J. McCann	N/A	66,007	118,813	171,619
Richard A. Rovinelli	N/A	58,673	105,611	152,550
William P. Sorenson	N/A	55,740	100,331	144,923

(1)	The Company’s Annual Incentive Bonus Plan (AIP) for executives is based on annual financial performance, adjusted by certain safety related targets. Estimated payouts would be nil if financial performance goals are not obtained. For additional information about the AIP and payments under the AIP with respect to 2008, see the discussion under the heading “Annual Incentive Compensation” in “Compensation Discussion and Analysis” above.

(2)	Amounts earned under the AIP in a calendar year are payable 50% in the next year and 50% equally over the next three years, subject to continuation of employment, or if the executive dies, retires or is permanently disabled.

Outstanding Equity Awards at December 31, 2008

There were no options or other equity awards held as of December 31, 2008 by the Named Executive Officers.

Option Exercises and Stock Vested

The following table sets forth certain information about option exercises during fiscal 2008 for the Named Executive Officers.

Option Awards
	Number of shares	Value realized
	acquired on exercise	on exercise
Name	(#)	($)

Al A. Gonsoulin	—	—
Michael J. McCann	10,000	264,562
Richard A. Rovinelli	—	—
William P. Sorenson	—	—

Nonqualified Deferred Compensation

The following table describes the contributions, earnings and balance at the end of fiscal year 2008 for each of the Named Executive Officers under our Officer Deferred Compensation Plan. For additional information regarding our Officer Deferred Compensation Plan, see the heading “Officers Deferred Compensation Plan” above.

			Aggregate
			Earnings		Aggregate
	Executive	Registrant	(loss) in	Aggregate	Balance at
	Contributions in	Contributions in	Last Fiscal	Withdrawals/	Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Year	Distributions	Year End
Name	($)	($)	($)	($)	($)

Al A. Gonsoulin(1)	0	0	0	0	0
Michael J. McCann	66,007	0	(98,835)	0	663,717
Richard A. Rovinelli	58,673	0	(162,780)	0	648,206
W. Pete Sorenson	51,280	0	(130,470)	0	443,415

(1)	Mr. Gonsoulin elected not to participate in the Officer Deferred Compensation Plan.

The table below shows the investment choices available under the ODP and their annual rate of return for the calendar year 2008, as reported by the plan investment advisor.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

Allianz NFJ Div Value Fund A	–36.3%	FT Templeton Global Bond A	6.3%
Allianz NFJ Intl Value A	–44.6%	Gateway Fund Class A	–13.9%
Allianz OCC Renaissance A	–40.0%	Harbor Intl Inv	–42.9%
Allianz OCC Target A	–51.3%	Janus Adviser forty A	–43.9%
Amer Euro Pacific Grth Fund A	–40.5%	JHancock Classic Value A	–46.6%
Amer Funds Fund Inv Fund A	–39.7%	JPMorgan Mid Cap Val A	–33.2%
Amer Funds Fund Inv F-10	–39.7%	Managers Bond Fund	–16.3%
Amer Funds Grth Fund A	–39.1%	Managers Short Dur Govt	–1.2%
Amer Funds Grth Fund F	–39.1%	Oppenheimer Cmdty St TR A	–54.6%
Amer Funds Income Fund A	–28.9%	Oppenheimer Quest Intl Val Fund A	–47.8%
BlackRock Intl Bond A	2.4%	PIMCO CommRealRetStrA	–43.7%
Calamos Growth A	–50.3%	PIMCO Low Duration A	–1.7%
Davis NY Venture A	–40.0%	PIMCO Total Ret A	4.3%
DWS Core Fixed Income A	–14.3%	PIMCO Real Ret A	–6.8%
Eaton Vance Fltg Rt A	–30.4%	Royce Premier Invt	–28.3%
Eaton Vance Large Cap Value A	–34.5%	Thornburg Core Growth A	–51.0%
Fidelity Adv Short F/I T	–2.8%	Thornburg Intl Value A	–41.9%
First Eagle Overseas A	–21.0%	Thornburg Value A	–41.6%
First Eagle Global A	–21.1%	UBS PACE Money Market P	0.7%

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued under equity compensation plans as of December 31, 2008:

Number of Securities
Remaining Available For
Future Issuance Under
Equity Compensation
	Number of Securities to be	Weighted-Average	Plans (Excluding
	Issued Upon Exercise of	Exercise Price of	Securities Reflected
	Outstanding Options,	Outstanding Options	in the First
Plan Category	Warrants and Rights	Warrants and Rights	Column)(1)

Equity compensation plans	0 (Voting)	— (Voting)	116,520 (Voting)
approved by security holders	12,750 (Non-Voting)	12.75 (Non-Voting)	183,802 (Non-Voting)
Equity compensation plans not approved by security holders	—	—	—
Total	0 (Voting)	— (Voting)	116,520 (Voting)
	12,750 (Non-Voting)	12.75 (Non-Voting)	183,802 (Non-Voting)

(1)	Represents shares of the Company’s voting and non-voting stock available for issuance under the PHI 1995 Incentive Plan. The Company has not issued any shares, options or rights under the PHI 1995 Incentive Plan since 2001, and has no current plans to do so.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Arthur J. Breault, Jr., C. Russell Luigs, Richard H. Matzke and Thomas H. Murphy. No member of the Compensation Committee has ever been an officer or employee of PHI or any of our subsidiaries. In 2008, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer served as a member of our Board or Compensation Committee.

Certain Transactions

Our Code of Ethics and Business Conduct Policy requires our directors and executive officers to avoid any situation that would create a conflict of interest unless approved in accordance with the Company’s Conflict of Interest Policy. Our Code of Ethics and Business Conduct Policy is available on our website at www.phihelico.com.

We lease a facility from Mr. Al A. Gonsoulin, our Chairman and CEO, where we perform maintenance work for a customer. The lease rate is $6,500 per month. The building was leased for a one-year term with four one-year options. This transaction was reviewed and approved by our audit committee, which is our procedure for any transaction between our Company and an executive officer or director.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of PHI’s Board of Directors is composed of four outside directors. It operates under a charter that was revised in early 2005. The Board has made a determination that all members of the Audit Committee satisfy the requirements of the SEC and NASDAQ as to independence and are financially sophisticated within the meaning of the NASDAQ rules. The Board has also determined that it is not clear whether any member of the Audit Committee is an “audit committee financial expert” within the meaning of SEC rules, but the Board does not believe the presence of an audit committee financial expert is necessary in view of the overall financial sophistication of Committee members. This is a report of the Committee’s activities during 2008.

The Audit Committee reviewed in detail and discussed with management and the independent auditors, among other things, (i) all unaudited quarterly financial statements and all quarterly reports filed with the SEC on Form 10-Q; (ii) the annual audited financial statements and the annual report filed with the SEC on Form 10-K; (iii) management’s quarterly and annual certifications regarding internal control over financial reporting and the independent auditors’ audit of internal control over financial reporting, and (iv) the matters required to be discussed with the independent auditors by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380). The Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2008 fiscal year for filing with the SEC.

In accordance with the rules of the SEC, the foregoing information is not deemed to be “soliciting material,” or “filed” with the SEC or subject to its Regulation 14C, other than as provided in such rules, or to be subject to the liabilities of section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the members of the Audit Committee:

Thomas H. Murphy, Chairman
Arthur J. Breault, Jr.
C. Russell Luigs
Richard H. Matzke

RELATIONSHIP WITH REGISTERED INDEPENDENT
PUBLIC ACCOUNTANTS

General

Our consolidated financial statements for 2007 and 2008 were audited by the firm of Deloitte & Touche, LLP, which was engaged for that purpose by the Audit Committee. Representatives of Deloitte & Touche, LLP are not expected to be present at the Meeting.

The Audit Committee has selected Deloitte & Touche, LLP as PHI’s independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to ratification by PHI’s stockholders at the Meeting.

Fees

The following is a summary of the fees billed to PHI and its subsidiaries by Deloitte & Touche, LLP for professional services rendered.

	Year Ended December 31,
	2008		2007
Fee Category	Amount	Percentage	Amount	Percentage

Audit fees	$760,000	78%	$786,000	83%
Audit-Related fees	122,600	12%	37,000	4%

Total audit and audit related fees	882,600	90%	823,000	87%
Tax fees	95,000	10%	124,790	13%
All Other fees	—	0%	—	0%

Total fees	$977,600	100%	$947,790	100%

Audit fees include the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Qs, fees for services that normally would be provided in connection with statutory and regulatory filings or engagements and services that generally only the independent accountant reasonably can provide. Audit related fees include employee benefit plan audits, due diligence and accounting consultations. Tax fees include assistance in the preparation of federal and state tax returns and related advice regarding tax compliance.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All audit and permissible non-audit services provided by the independent auditors are pre-approved by PHI’s Audit Committee. These services may include audit services, audit-related services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

OTHER MATTERS

Quorum and Voting

The presence, in person or by proxy, of a majority of the Company’s total voting power is necessary to constitute a quorum. Stockholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote. The proposal to ratify the appointment of our independent registered public accounting firm will require approval of holders of a majority of the Company’s total voting power.

The Board does not know of any matters to be presented at the Meeting other than those described herein. For directions to be able to attend the meeting and vote in person, call 337-235-2452.

Stockholder Proposals

Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy or information materials relating to the 2010 annual meeting of stockholders must forward such proposal to the Company’s Secretary at the address set forth on the first page of this Information Statement in time to arrive at PHI no later than December 16, 2009.

The Company’s by-laws state that for any business to be properly brought before the annual meeting, notice of the proposal must be received by the Company no later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting. In regard to the 2010 annual meeting, this provision will require notice between February 4, 2010 and March 6, 2010. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

This notice must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholders and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholders giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholders, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholders and such beneficial owner.

By Order of the Board of Directors

Michael J. McCann
Secretary

Lafayette, Louisiana
April 15, 2009